Exhibit 10.24(B)

GUARANTY

GUARANTY, dated as of October 11, 2005 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Guaranty”), is made and entered into upon the terms hereinafter set forth by FIELDSTONE INVESTMENT CORPORATION, a corporation duly incorporated and in good standing in the State of Maryland (the “Guarantor”), in favor of LIQUID FUNDING, LTD. (the “Beneficiary”).

RECITALS

WHEREAS, Fieldstone Mortgage Ownership Corp., a wholly-owned direct subsidiary of the Guarantor (“FMOC”), and the Beneficiary have entered into that certain Master Repurchase Agreement (including all annexes thereto), dated as of October 11, 2005 (collectively, the “Agreement”); and

WHEREAS, it was a condition to the Beneficiary agreeing to enter into the Agreement with FMOC that the Guarantor agree to execute and deliver this Guaranty, and the Guarantor is executing and delivering this Guaranty in accordance with the terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

Section 1.               Definitions. Capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

Section 2.               Guarantee. The Guarantor hereby unconditionally, irrevocably and absolutely guarantees to the Beneficiary and its successors and assigns: (i) the due and punctual performance of all duties, liabilities and obligations of FMOC under the Agreement; and (ii) the full and prompt payment of all amounts due and owing by FMOC under the Agreement, as and when they shall become due thereunder (collectively, (i) and (ii) being the “Guaranteed Obligations”). This is a guaranty of payment and not of collection. The liability of the Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the occurrence of any event.

If at any time any amounts shall have become due and payable under the Agreement and FMOC shall not have delivered full and timely payment to the Beneficiary as required by the Agreement, the Beneficiary shall notify the Guarantor in writing (which may be by telecopy confirmed by a telephone call as described below) of the amounts that remain due and unpaid (the “Shortfall Amount”). The Guarantor shall deliver the Shortfall Amount to the Beneficiary, in immediately available funds no later than three (3) Business Days after such notice is received. The Guarantor shall perform any non-monetary Guaranteed Obligations as soon as reasonably practicable after receipt of written demand therefor by the Beneficiary.

Section 3.               Obligations Unconditional. The obligations of the Guarantor under Section 2 hereof are absolute, irrevocable and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than any payments made by FMOC, but subject to the provisions of Section 4). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute, irrevocable and unconditional as described above:

(i)            at any time or from time to time, without notice to the Guarantor, the time for any performance of or the compliance with any of the Guaranteed Obligations shall be extended or accelerated, or such performance or compliance shall be waived;

(ii)           any of the acts mentioned in any of the provisions of the Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted (other than any payments made by FMOC, but subject to the provisions of Section 4);

(iii)          the maturity of any of the Guaranteed Obligations shall be accelerated, or any Guaranteed Obligations due and unpaid shall be modified, supplemented or amended in any respect, or any right under the Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the obligations hereunder or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)          any amendment, restatement, supplement or other modification of the Agreement; or

(v)           any lien or security interest granted to, or in favor of, the Beneficiary as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly and irrevocably waives (i) all defenses, set-offs, counterclaims, estoppels, rights of rescission, diligence, demand of payment, protest and privileges which might but for this provision exonerate or discharge it from its obligations hereunder, (ii) notice of acceptance of this Guaranty, and (iii) any requirement that the Beneficiary exhaust any right, power or remedy or proceed against FMOC or any other person or entity (including without limitation any other guaranty of the Guaranteed Obligations in part or in whole).

Section 4.               Reinstatement. The obligations of the Guarantor shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of FMOC in respect of the Guaranteed Obligations is rescinded or otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceeding under the United States Bankruptcy Code or similar law (“Debtor Relief Law”) and the Guarantor agrees that it will indemnify the Beneficiary on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Beneficiary in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under a Debtor Relief Law.

Section 5.               Subrogation. Until such time as all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been irrevocably paid in full, the Guarantor hereby unconditionally and irrevocably waives its right to assert all rights of subrogation or contribution against FMOC, whether arising by contract or operation of law (including, without limitation, any such right arising under a Debtor Relief Law) by reason of any payment by it pursuant to the provisions of this Guaranty.

Section 6.               Remedies. The Guarantor agrees that, as between the Guarantor and the Beneficiary, the obligations of FMOC under the Agreement may be declared to be forthwith due and payable as provided therein (and shall be deemed to have become automatically due and payable pursuant thereto) for purposes of Section 2 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against FMOC and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by FMOC) shall forthwith become due and payable by the Guarantor.

Section 7.               Instrument for the Payment of Money. To the extent permitted by applicable law, the Guarantor hereby acknowledges that the guaranty provided herein constitutes an instrument for the payment of money, and consents and agrees that Beneficiary, at Beneficiary’s sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York Civil Practice Law and Rules Section 3213.

Section 8.               Continuing Guarantee. The guarantee provided herein is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever or however arising and shall survive the termination of the Agreement. Notwithstanding the foregoing sentence, the Guarantor’s obligations to make payments or otherwise perform pursuant to Section 2 hereof shall terminate on the date on which both (i) the Agreement has terminated and (ii) all obligations and liabilities of FMOC described in clauses (i) and (ii) of Section 2 hereof shall have been indefeasibly paid and performed in full. The Beneficiary agrees, by its acceptance hereof, that upon receipt of a written request of the Guarantor following termination of all of the obligations of the Guarantor under Section 2 of this Guaranty in accordance with the provisions of this Section 8, the Beneficiary will promptly deliver to the Guarantor a written confirmation of the termination of this Guaranty and the obligations of the Guarantor hereunder.

Section 9.               General Limitation on Guaranteed Obligations. In any action or proceeding with respect to the Guarantor involving any state, corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the Guaranteed Obligations would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of the Guarantor’s liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 10.             Representations and Warranties.

(i)            Existence. The Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect.

(ii)           No Breach. Neither (a) the execution and delivery of this Guaranty nor (b) the consummation of the transactions herein contemplated in compliance with the terms and provisions hereof will conflict with or result in a breach of the charter or by-laws of the Guarantor, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any governmental authority, or other material agreement or instrument to which the Guarantor or any of its affiliates is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any lien upon any property of the Guarantor or any of its subsidiaries pursuant to the terms of any such agreement or instrument.

(iii)          Action. The Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations hereunder; the execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary corporate or other action on its part and this Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(iv)          Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority or any securities exchange are necessary for the execution, delivery or performance by the Guarantor hereunder or for the legality, validity or enforceability hereof.

Section 11.             Covenants.

(i)            Existence, etc. The Guarantor will:

(a)           preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

(b)           comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a material adverse effect;

(c)           keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(d)           pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

(e)           permit representatives of the Beneficiary, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Beneficiary.

(ii)                   Payment of Shortfall Amounts. The Guarantor shall pay all Shortfall Amounts to or at the direction of the Beneficiary in immediately available funds no later than three (3) Business Days after notice from the Beneficiary.

(iii)                  Notices. The Guarantor shall give notice to the Beneficiary (unless FMOC have already given such notice under the Agreement):

(a)           promptly upon receipt of notice or knowledge other than from the Beneficiary of the occurrence of any Default or Event of Default under the Agreement;

(b)           promptly upon receipt of notice other than from the Beneficiary or knowledge of the occurrence of any material breach of a representation or warranty or the failure to observe or perform in all material respects any covenant or agreement contained herein; and

(c)           promptly upon receipt of notice other than from the Beneficiary or knowledge of (A) any default related to any collateral, (B) any lien or security interest (other than security interests created by the Agreement) on, or claim assert against, any of the collateral or (C) any event or change in circumstances which could reasonably be expected to have a material adverse effect upon the collateral.

Section 12.             No Limitation of Liability. The liability of the Guarantor hereunder shall in no way be affected by (i) the release or discharge of FMOC in any creditors’, receivership, bankruptcy or other proceedings, (ii) the impairment, limitation or modification of the liability of FMOC in bankruptcy, or of any remedy for enforcement of any obligations of the Beneficiary under the Agreement resulting from the operation of any present or future provision of the federal bankruptcy law or any other statute or the decision of any court, (iii) the rejection or disaffirmance of any instrument, document or agreement evidencing any of the Beneficiary’s rights or obligations under the Agreement in any such proceedings, or (iv) the cessation from any cause whatsoever of the liability of the Beneficiary with respect to any such party’s obligations under the Agreement.

Section 13.             No Waiver. No failure on the part of the Beneficiary to exercise and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiary of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and not exclusive of any remedies provided by law.

Section 14.             Notices and Communications. All notices and other communications hereunder shall be in writing and shall be (i) delivered (charges prepaid) by Federal Express, Express Mail or other recognized overnight courier for next Business Day delivery, (ii) delivered by hand, or (iii) sent by facsimile and confirmed by “hard” copy delivered by one of the methods described in (i) or (ii) above, to any party at its address set forth below their signatures hereafter or such other address as it may designate by notice sent in the manner provided herein, provided that a copy of all notices delivered to Guarantor shall be delivered to:

Fieldstone Investment Corporation

11000 Broken Land Parkway

Suite 600

Columbia, Maryland 21044

Attention: Treasurer

Facsimile: 443-367-2172

With a copy to:

Fieldstone Investment Corporation

11000 Broken Land Parkway

Suite 600

Columbia, Maryland 21044

Attn: General Counsel

Facsimile: 443-367-2036

All notices delivered in the manner provided hereinabove shall be deemed received (a) if sent by Federal Express, Express Mail or other recognized overnight courier for next Business Day delivery, one (1) Business Day after same are delivered (postage prepaid) to such courier, (b) if sent by personal delivery with receipt acknowledged, the date that same are delivered or (c) if sent by facsimile with confirmation as required above, upon the date sent if received prior to 6:00 p.m. EDT, or on the next Business Day if received thereafter.

Section 15.             Expenses. The Guarantor agrees to indemnify the Beneficiary for all of its reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any non-payment of Shortfall Amounts as they shall become due and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceeding, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated);

(ii) the enforcement of this Section 15; and (iii) any other actions reasonably taken by the Beneficiary in respect of the enforcement of this Guaranty.

Section 16.             Assignment. This Guaranty shall be binding upon the Guarantor and the Guarantor’s successors and permitted assigns and shall inure to the benefit of and be enforceable by the Beneficiary and its successors and permitted assigns; provided that neither of the Beneficiary nor the Guarantor may assign all or any part of the Guaranteed Obligations or this Guaranty without the prior written consent of the other party, which consent shall not be unreasonably withheld. This Guaranty is not intended for the benefit of any Person other than the Beneficiary and its successors and permitted assigns, and shall not confer or be deemed to confer upon any other Person any benefits, rights or remedies hereunder.

Section 17.             Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 18.             Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(i)            SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)         AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 14 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE BENEFICIARY SHALL HAVE BEEN NOTIFIED; AND

(iv)          AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 19.             WAIVER OF JURY TRIAL. THE GUARANTOR AND THE BENEFICIARY EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 20.             Non-Recourse. Notwithstanding any other provision of this Guaranty, no Person other than Guarantor (or FMOC) shall be personally liable (whether by operation of law or otherwise) for payments due hereunder or for the performance of any Guaranteed Obligations except as expressly provided herein. Beneficiary agrees that the payment and performance of the Guaranteed Obligations shall be obligations of the Guarantor only (except for FMOC) and Beneficiary shall have no claim against or recourse to (whether by operation of law or otherwise) any shareholder or member, as applicable, of the Guarantor or against any of its managers, directors, officers, agents or employees in respect of such Guaranteed Obligations. The sole recourse of Beneficiary for satisfaction of the Guarantor’s obligations hereunder shall be against the Guarantor and its assets and not against any other Person; provided, however, that (i) nothing in this Section 20 shall limit or otherwise prejudice in any way the right of Beneficiary to proceed against any Person with respect to the enforcement of such Person’s obligations (or the enforcement of Beneficiary ‘s rights) under any agreement to which it is a party, (ii) recourse against any Person for such Person’s fraud or intentional misrepresentation shall not be limited by this Section 20, and (iii) recourse against a Person for acts or failures to act by any Person where such action or inactivity is unrelated to the Guaranteed Obligations or the Agreement shall, in each case, not be limited to this Section 20.

Section 21.             WAIVER OF CERTAIN DAMAGES. BENEFICIARY, BY ITS ACCEPTANCE OF THIS GUARANTY, AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER ANY DAMAGES OR AMOUNTS OWED HEREUNDER FROM THE GUARANTOR TO THE EXTENT THAT SUCH DAMAGES OR AMOUNTS OWED ARE SOLELY CAUSED BY OR SOLELY RESULT FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR VIOLATION OF APPLICABLE LAW, IN EACH CASE, BY BENEFICIARY, AS DETERMINED BY A FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION THAT IS NO LONGER SUBJECT TO APPEAL, REHEARING OR OTHER LEGAL CHALLENGE. THE GUARANTOR (AND, EXCEPT AS OTHERWISE PROVIDED FOR IN THE AGREEMENT, ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, ATTORNEYS, CONSULTANTS OR AGENTS) SHALL NOT BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES UNDER, ARISING OUT OF OR IN CONNECTION WITH ITS PERFORMANCE OR NON-PERFORMANCE UNDER THIS GUARANTY OR ANY OF ITS OBLIGATIONS HEREIN, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, WARRANTY, INDEMNITY OR OTHERWISE.

Section 22.             Amendments. No amendment or modification hereof shall be effective unless evidenced by a writing signed by the Guarantor and the Beneficiary.

Section 23.             Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and (ii) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 24.             Integration. This Guaranty embodies the final, entire agreement among the Guarantor and the Beneficiary with respect to the subject matter hereof and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the Guarantor and the Beneficiary. All prior or contemporaneous agreements and understandings with respect to the subject matter hereof, oral or written, are merged into this Guaranty.

Section 25.             Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty, or has caused this Guaranty to be executed by its duly authorized representative, as of the date first above written.

FIELDSTONE INVESTMENT CORPORATION, as Guarantor

By:	/s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer
Date: October 11, 2005

Accepted and Acknowledged:

LIQUID FUNDING, LTD., as Beneficiary

By:	/s/ Marco Montarsolo
Name: Marco Montarsolo
Title: Alt Director
Date: 12 October 2005